EXHIBIT 99.3

MEASUREMENT SPECIALTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENT INFORMATION

As previously reported in the Current Report on Form 8-K filed by Measurement Specialties, Inc. (“MEAS”), on April 3, 2006 MEAS acquired all of the issued and outstanding shares of BetaTHERM Group Limited (“BetaTHERM”). The unaudited pro forma condensed combined financial statement information (unaudited pro forma information) set forth below is presented to reflect the pro forma effects of the acquisition of BetaTHERM. The purchase price was $38 million ($35 million at close, $2 million in deferred payments and $1 million in Measurement Specialities, Inc. company stock). The acquisition will be accounted under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma adjustments related to the acquisition are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets and deferred tax assets and liabilities as well as estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after MEAS obtains third-party appraisals, performs its own internal assessments and reviews all available data. The unaudited pro forma information does not reflect an estimate of amortization for acquired intangible assets, as the valuation of the acquired intangible assets is currently in process. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma information.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (i) MEAS’s historical consolidated financial statements as of and for the year ended March 31, 2005 and (ii) BetaTHERM’s historical financial statements as of and for the year ended June 30, 2005, and for the nine month periods ended March 31, 2006 and March 31, 2005 included elsewhere in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of April 1, 2004, or of the results of operations that may be attained by MEAS in the future.

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Amounts in thousands, except per share amounts
	MEAS 12 months ended 31 March 2005	Adjust for discontinued operations	MEAS Pro Forma	BETATHERM 12 months ended 30 June 2005	COMBINED
Net sales	$140,941	$(48,673)	$92,268	$19,674	$111,942
Cost of goods sold	81,535	(36,309)	45,226	10,150	55,376
Gross profit	59,406	(12,364)	47,042	9,524	56,566

Operating Expenses (income):
Selling, general and administrative	35,796	(4,405)	31,391	5,928	37,319
Research and development	3,468	(1,338)	2,130	200	2,330
Customer funded development	(268)	—	(268)	—	(268)
Amortization of acquired intangibles	774	—	774	—	774
Restructuring costs	—	—	—	147	147
Total operating expenses	39,770	(5,743)	34,027	6,275	40,302
Operating income	19,636	(6,621)	13,015	3,249	16,264
Interest expense, net	637	—	637	252	889
Other expense (income)	(77)	13	(90)	378	288
Income from continuing operations before income taxes	19,076	(6,608)	12,468	2,619	15,087
Income taxes from continuing operations	4,250	(1,562)	2,688	605	3,293
Income from continuing operations	14,826	(5,046)	9,780	2,014	11,794

Discontinued Operations:
Income from discontinued operations	—	—	6,608	—	6,608
Income taxes from discontinued operations	—	—	1,562	—	1,562
Income from discontinued units	—	—	5,046	—	5,046
Net income	$14,826	$—	$14,826	$2,014	$16,840

Income per common share - Basic
Income from continued operations	$1.11	(0.38)	$0.73	$0.15	$0.88
Income from discontinued operations	—	0.38	0.38	—	0.38
Net income per common share-Basic	$1.11	—	$1.11	$0.15	$1.26

Income per common share - Diluted
Income from continuing operations	$1.05	(0.36)	$0.69	$0.14	$0.83
Income from discontinued operations	—	0.36	0.36	—	0.36
Net income per common share - Diluted	$1.05	—	$1.05	$0.14	$1.19

Weighted average shares outstanding - Basic	13,392	13,392	13,392	13,392	13,392
Weighted average shares outstanding - Diluted	14,095	14,095	14,095	14,095	14,095

The accompanying notes are an integral part of these unaudited condensed pro forma consolidated financial statements

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Amounts in thousands, except per share amounts
	MEAS 9 months ended 31 December 2005 As reported	BETATHERM 9 months ended 31 March 2006	COMBINED
Net sales	$85,854	$16,598	$102,452
Cost of goods sold	44,994	8,508	53,502
Gross profit	40,860	8,090	48,950

Operating Expenses (income):
Selling, general and administrative	26,040	4,639	30,679
Research and development	1,935	150	2,085
Customer funded development	(345)	—	(345)
Amortization of acquired intangibles	1,220	—	1,220
Restructuring costs	—	115	115
Total operating expenses	28,850	4,904	33,754
Operating income	12,010	3,186	15,196
Interest expense, net	1,499	156	1,655
Other expense	130	312	442
Income from continuing operations before income taxes	10,381	2,718	13,099
Income taxes from continuing operations	2,942	757	3,699
Income from continuing operations	7,439	1,961	9,400

Discontinued Operations:
Income from discontinued operations before income taxes	6,716	—	6,716
Income taxes from discontinued operations	1,574	—	1,574
Income from discontinued operations, before gain	5,142	—	5,142
Gain on disposition of discontinued operations (net of income tax)	9,113	—	9,113
Income from discontinued operations	14,255		14,255
Net income	$21,694	$1,961	$23,655

Income per common share - Basic
Income from continuing operations	$0.54	$0.14	$0.68
Income from discontinued operations	0.38	—	0.38
Gain from disposition	0.67	—	0.67
Net income per common share-Basic	$1.59	$0.14	$1.73

Income per common share - Diluted
Income from continuing operations	$0.52	$0.14	$0.66
Income from discontinued operations	0.36	—	0.36
Gain from disposition	0.64	—	0.64
Net income per common share - Diluted	$1.52	$0.14	$1.66

Weighted average shares outstanding - Basic	13,662	13,662	13,662
Weighted average shares outstanding - Diluted	14,309	14,309	14,309

The accompanying notes are an integral part of these unaudited condensed pro forma consolidated financial statements

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheets

(Dollars in Thousands)	31 December 2005 As reported MEAS	31 December 2005 BETATHERM	COMBINED

ASSETS
Current Assets:

Cash and cash equivalents	$14,134	$1,778	$15,912
Accounts receivable, trade, net of allowance for doubtful accounts	18,289	3,424	21,713
Inventories, net	24,471	2,509	26,980
Deferred income taxes	4,200	196	4,396
Prepaid expenses and other current assets	2,949	331	3,280
Current portion of promissory note receivable	1,900	—	1,900
Current assets of discontinued operations	928	—	928
Total current assets	66,871	8,238	75,109

Property and Equipment:

Property and equipment, net	20,682	2,022	22,704

Other Assets

Goodwill	40,520	1,435	41,955
Acquired intangible assets, net	10,510	—	10,510
Deferred income taxes	8,370	—	8,370
Promissory note receivable, net of current portion	1,900	—	1,900
Other assets	1,461	—	1,461
Total other assets	62,761	1,435	64,196
Total assets	$150,314	$11,695	$162,009

The accompanying notes are an integral part of these unaudited condensed pro forma consolidated financial statements

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheets

(Dollars in Thousands)	31 December 2005 As reported MEAS	31 December 2005 BETATHERM	COMBINED

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:

Current portion of promissory notes payable	$1,000	—	$1,000
Current portion of deferred acquisition payments	4,292	—	4,292
Short-term debt	4,165	—	4,165
Current portion of long-term debt	2,075	1,350	3,425
Accounts payable	12,863	1,580	14,443
Accrued expenses and other current liabilities	4,147	877	5,024
Accrued compensation	3,381	295	3,676
Income taxes payable	3,159	416	3,575
Current Liabilities of discontinued operations	1,945	—	1,945
Total current liabilities	$37,027	$4,518	$41,545

Other Liabilities:

Promissory notes payable, net of current portion	350	—	350
Long-term debt, net of current portion	17,690	8,662	26,352
Contingent consideration provision	2,816	—	2,816
Other liabilities	1,767	—	1,767
Total Liabilities	59,650	13,180	72,830

Shareholders’ equity:

MEAS Serial preferred stock; 221,756 authorized; none outstanding
MEAS Common stock, no par; 20,000,000 shares authorized; 13,811,780 shares issued and outstanding,
Additional paid-in capital	65,017	10,478	75,495
Retained earnings	28,423	(11,963)	16,460
Accumulated other comprehensive loss	(2,776)	—	(2,776)
Total shareholders’ equity	90,664	(1,485)	89,179
Total liabilities and shareholders’ equity	$150,314	$11,695	$162,009

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

1.
The MEAS twelve months ended March 31, 2005 column represents the audited consolidated statements of operations of MEAS for the fiscal year ended March 31, 2005. The MEAS adjustment column represents the adjustments for discontinued operations. The MEAS Pro Forma column represents the unaudited pro forma condensed MEAS consolidated statements of operations of MEAS for the twelve months ended March 31, 2005 on a continuing operations basis. The MEAS nine months ended December 31, 2005 column represents the unaudited condensed consolidated statements of operations on an “as reported” basis. The MEAS Balance Sheet at December 31, 2005 represents the unaudited condensed balance sheet on an “as reported” basis at that date.

2.
The Betatherm twelve months ended June 30, 2005 column represents the audited condensed consolidated statements of operations of Betatherm for the fiscal year ended June 30, 2005. The Betatherm nine months ended March 31, 2006 column represents the unaudited condensed consolidated statements of operations for the nine month period ended March 31, 2006. The Betatherm Balance Sheet at December 31, 2005 represents the unaudited condensed balance sheet at that date.

3.
The unaudited pro forma adjustments related to the acquisition are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets and deferred tax assets and liabilities as well as estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after MEAS obtains third-party appraisals, performs its own internal assessments and reviews all available data. The unaudited pro forma information does not reflect an estimate of amortization for acquired intangible assets, as the valuation of the acquired intangible assets is currently in process. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma information.